 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2013

ETHAN ALLEN INTERIORS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11692	06-1275288
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Ethan Allen Drive Danbury, CT	06811
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 743-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported in a Current Report on Form 8-K filed on October 6, 2011, the Company and M. Farooq Kathwari, its Chairman, President and Chief Executive Officer, entered into a five-year employment agreement, dated September 30, 2011 and effective October 1, 2011 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Kathwari was entitled to an annual incentive bonus based on the amount by which the Company’s operating income for a fiscal year exceeded certain specified thresholds.

In the Fall of 2012, Mr. Kathwari approached members of the Board of Directors of the Company regarding possible changes to the Employment Agreement that could result in a reduction in certain incentive compensation otherwise payable thereunder and a corresponding increase in aggregate compensation otherwise payable to both a broad-cross section of the Company’s employees and certain key high performance leaders within the Company. Since then, the directors have taken an active role in discussing this concept with Mr. Kathwari. Taking into account Mr. Kathwari’s leadership as well as the general views of various constituencies, including stockholders, the Compensation Committee unanimously approved and the Board of Directors unanimously ratified an amendment to the Employment Agreement and contributions under certain employee benefit plan and compensation arrangements and, on March 14, 2013, the Company and Mr. Kathwari entered into an amendment to the Employment Agreement.

Under the amendment, if an annual incentive bonus in excess of $1,200,000 would otherwise be payable under the Employment Agreement for any fiscal year ending on or after June 30, 2013 during the current term of the Employment Agreement, 50% of that excess will not, in fact, be payable to Mr. Kathwari.

Under resolutions adopted by the Compensation Committee and ratified by the Board of Directors, the Company will increase any contributions that it would otherwise make to the accounts of employees under the Ethan Allen Retirement Savings Plan by an amount equal to 70% of the excess that will not be payable to Mr. Kathwari and will increase any pool available for discretionary bonuses to high performing key employees (other than Mr. Kathwari) by an amount equal to 30% of the excess that will not be payable to Mr. Kathwari.

Except as described above, the terms of the Employment Agreement remain in full force and effect. The description of the amendment set forth herein is qualified in its entirety by reference to the full text of the amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)     Exhibits.

Exhibit	Description
10.1	Amendment, dated March 14, 2013, to Employment Agreement among the Company, Ethan Allen Global, Inc. and M. Farooq Kathwari dated as of September 30, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETHAN ALLEN INTERIORS INC.

Date: March 14, 2013	By:	/s/ David R. Callen
David R. Callen
Vice President Finance and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment, dated March 14, 2013, to Employment Agreement among the Company, Ethan Allen Global, Inc. and M. Farooq Kathwari dated as of September 30, 2011 and effective October 1, 2011.